UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011 interclick, inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 West 19th Street, 10th Floor

New York, NY, 10011

(Address of principal executive offices, including zip code)

(646) 722-6260

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition

The information set forth in Item 3.01 and Item 5.01 of this Current Report of Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2011, in connection with the Merger (as defined below), interclick, inc., a Delaware corporation (the “Company”), notified The Nasdaq Stock Market (“NASDAQ”) of its intent to remove its shares of common stock, par value $0.001 per share (the “Shares”) from listing on the Nasdaq Capital Market and requested NASDAQ to file a Notification of Removal from Listing and/or Registration under Section 12a(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of its Shares from NASDAQ.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed, on October 31, 2011, the Company, Yahoo! Inc. (“Parent”) and Innsbruck Acquisition Corp., a wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on November 15, 2011, Purchaser commenced a tender offer to acquire all of the issued and outstanding Shares, for $9.00 per Share, net to the holder thereof in cash, without interest and less any applicable withholding tax (as amended or supplemented, the “Offer”).

In order to complete the Merger (as defined below) as a “short form” merger under Delaware law, on December 14, 2011, Purchaser exercised its “top-up” option pursuant to Section 1.7 of the Merger Agreement (the “Top-Up Option”) to purchase directly from interclick an additional number of newly-issued Shares, for $9.00 per Share (the same price per Share paid in the Offer), equal to the number of Shares that, when added to the number of Shares owned by Purchaser at the time of exercise of such option, will constitute one Share more than 90% of the Shares outstanding immediately thereafter. Accordingly, the Company issued 22,823,142 Shares to Purchaser, at a price per Share of $9.00, which resulted in an aggregate purchase price of $205,408,279. The Shares issued pursuant to the Top-Up Option, combined with the Shares already owned by Purchaser, represented 90% or more of the outstanding Shares, which allowed Purchaser to effect a short-form merger of Purchaser with and into the Company under Delaware law, without a meeting of the Company’s stockholders. Parent and Purchaser paid the purchase price for the Shares issued pursuant to the Top-Up Option by paying $22,824 in cash to the Issuer (which Parent obtained from its cash on hand) and issuing a promissory note to the Issuer in the amount of $205,385,455.

The Company offered and sold the Shares pursuant to the Top-Up Option as a private placement pursuant to and in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 5.01 of this Current Report of Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The Offer expired at the end of the day on December 13, 2011, at 12:00 midnight, New York City time. Computershare, the depositary for the Offer (the “Depositary”), advised that, as of the end of the day on December 13, 2011, at 12:00 midnight, New York City time, 20,911,954 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 81.25% of the outstanding Shares and approximately 66.38% of the outstanding Shares on a fully diluted basis, in each case, as of such date and time. The Depositary also advised that it had received commitments to tender 1,259,742 Shares in accordance with guaranteed delivery procedures, which, when combined with the Shares validly tendered and not properly withdrawn pursuant to the Offer, represent approximately 86.15% of the outstanding Shares and approximately 70.38% of the outstanding Shares on a fully diluted basis, in each case, as of such date and time. The Purchaser has accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer (excluding any Shares tendered in accordance with guaranteed delivery procedures). As a result, a change of control of the Company occurred on December 14, 2011.

The total value of the acquisition was approximately $270 million on an equity-value basis. The funds used by Purchaser to purchase the Shares were acquired from Parent, and Parent obtained such funds from its cash on hand.

Pursuant to the terms and conditions of the Merger Agreement, Purchaser was merged with and into the Company (the “Merger”) on December 14, 2011 in accordance with applicable provisions of Delaware law and without a vote or meeting of interclick stockholders. In the Merger, all remaining Shares (other than Shares held by interclick, Parent or Purchaser, and Shares held by stockholders, if any, who properly exercise their appraisal rights under applicable Delaware law) were converted into the right to receive $9.00 per Share (the same price paid in the Offer), net to the holder in cash, without interest and less any applicable withholding tax. Also as a result of the Merger, each of the 1,000 shares of common stock, par value $0.001 per share, of Purchaser issued and outstanding immediately prior to the effective time of the Merger was converted into and became one newly and validly issued, fully paid and nonassessable share of the Company. Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly owned subsidiary of Parent.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the acceptance for payment of the Shares validly tendered and not properly withdrawn pursuant to the Offer on December 14, 2011, Michael Katz, Michael Brauser, Michael Mathews, Barry Honig, Brett Cravatt and Frank Cotroneo resigned as members of the Company’s Board of Directors and effective as of the effective time of the Merger on December 14, 2011, David Hills and William Wise resigned as members of the Company’s Board of Directors. Michael J. Callahan and Aman Kothari, the directors of Purchaser prior to the effective time of the Merger, became the new directors of the Company effective immediately following the effective time of the Merger on December 14, 2011.

In accordance with the terms of the Merger Agreement and effective immediately following the effective time of the Merger on December 14, 2011, Michael Katz, Andrew Katz, Jason Lynn, Roger Clark, David Myers and Keith Kaplan, the officers of the Company prior to the effective time of the Merger, were removed and Michael J. Callahan, Aman Kothari and Andrew Cring, the officers of Purchaser prior to the effective time of the Merger, were appointed as the new officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with consummation of the Merger, the Company’s certificate of incorporation was amended and restated as set forth in Exhibit A to the Merger Agreement. Also, upon consummation of the Merger, the bylaws of the Company were amended and restated as set forth in Exhibit B to the Merger Agreement. Copies of the restated certificate of incorporation and bylaws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03 of this Current Report of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

interclick, inc.

	By:	/s/ Michael J. Callahan
		Name:	Michael J. Callahan
		Title:	Vice President and Secretary

Date: December 14, 2011

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 2 to the Schedule 13D filed by Parent and Purchaser on November 10, 2011.

3.2	Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 2 to the Schedule 13D filed by Parent and Purchaser on November 10, 2011.